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                                                                   EXHIBIT 23(c)





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InSight Health Services Corp. on Form S-8 of our report dated March 1, 1996, on the financial statements of Maxum Health Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty regarding Maxum's ability to continue as a going concern), appearing in the Annual Report of Form 10-K of InSight Health Services Corp. for the six months ended June 30, 1996.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 5, 1996